UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Uwharrie Capital Corp

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Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 8, 2007

Time:	5:00 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m. – 6:30 p.m.	Recognitions
	6:30 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms;

2.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007; and

3.	To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Roger L. Dick

President and Chief Executive Officer

March 30, 2007

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 8, 2007, at 6:30 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to shareholders on or about March 30, 2007.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the six (6) nominees for director named in Proposal 1, and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 6, 2007 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 7,341,359 shares were outstanding on March 6, 2007. There were approximately 3,490 holders of record of the Company’s common stock on December 31, 2006.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the six (6) directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 6, 2007, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company’s common stock. The following table lists the individual beneficial ownership of the Company’s common stock as of March 6,

2007, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees and executive officers of the Company as a group. Current directors and executive officers as a group beneficially owned 9.71% of the Company’s Common Stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Joe S. Brooks Albemarle, NC	21,745	(3)	0.30

Roger L. Dick Albemarle, NC	113,667		1.53

Brendan P. Duffey Cary, NC	32,219		0.44

Virginia R. Dunn(4) Charlotte, NC	0		0.00

Henry E. Farmer, Sr. Albemarle, NC	34,314		0.47

Charles F. Geschickter, III Stanfield, NC	864		0.01

Thomas M. Hearne, Jr. Albemarle, NC	11,496		0.16

Charles D. Horne Wadesboro, NC	862		0.01

Patricia K. Horton Concord, NC	3,398	(5)	0.05

Joseph R. Kluttz, Jr. Albemarle, NC	6,968		0.09

W.D. “Bill” Lawhon, Jr. Albemarle, NC	24,653	(6)	0.33

B. Franklin Lee Norwood, NC	8,895		0.12

W. Chester Lowder Norwood, NC	3,341	(7)	0.05

John P. Murray, M.D. Albemarle, NC	19,407		0.26

James E. Nance Albemarle, NC	36,773	(8)	0.50

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Emmett S. Patterson Wadesboro, NC	1,225		0.02

Timothy J. Propst Concord, NC	10,975	(9)	0.15

Susan J. Rourke Harrisburg, NC	2,917		0.04

Donald P. Scarborough Polkton, NC	2,234		0.03

John W. Shealy, Jr. Concord, NC	4,056		0.06

Michael E. Snyder, Sr. Albemarle, NC	71,582		0.98

Douglas L. Stafford Albemarle, NC	14,432		0.20

Christy D. Stoner Albemarle, NC	123,435	(10)	1.66

Jimmy L. Strayhorn Wadesboro, NC	52,652		0.71

Emily M. Thomas Wadesboro, NC	2,385		0.03

Hugh E. Wallace Wadesboro, NC	96,474		1.31

Barbara S. Williams Albemarle, NC	42,013		0.57

All current directors and executive officers as a group (27 persons)	742,982	(11)	9.71

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,341,359 shares outstanding on March 6, 2007 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 6, 2007 upon the exercise of stock options held by that individual (if any).
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Brooks – 8,925 shares; Mr. Duffey – 1,030 shares; Mr. Farmer – 32,411 shares; Ms. Horton – 104 shares; Mr. Lawhon – 531 shares; Mr. Geschickter – 864 shares; Mr. Lee – 1,390 shares; Mr. Lowder – 2,154 shares; Dr. Murray – 19,407 shares; Mr. Nance – 5,978 shares; Ms. Rourke – 1,895 shares; and Mr. Wallace – 96,474 shares.

(3)	Includes 309 shares held by Mr. Brooks’ child.
(4)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.
(5)	Includes 1,123 shares held by Ms. Horton’s spouse and 162 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(6)	Includes 115 shares held by Mr. Lawhon as custodian for grandchild.
(7)	Includes 629 shares held by Mr. Lowder’s adult child.
(8)	Includes 6,128 shares held by Mr. Nance’s spouse and 18,384 shares held by Mr. Nance as custodian for his children.
(9)	Includes 2,044 shares held by Mr. Propst’s spouse and 502 shares held by Mr. Propst as custodian for his minor children.
(10)	Includes 1,789 shares held by Ms. Stoner as custodian for a minor child.
(11)	Includes an aggregate of 308,373 shares which executive officers included in the group could purchase under stock options exercisable within 60 days of March 6, 2007. Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Stock Ownership Plan and Trust (the “ESOP”).

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors has nominated the six (6) persons named below for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms or until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience For Past Five Years
Three-Year Terms

Henry E. Farmer, Sr. (73)	Director	2006/2010	President and Owner, Henry E. Farmer, Inc., Albemarle, NC (chemical specialty business)

Thomas M. Hearne, Jr. (56)	Director	2004/2010	Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

Charles D. Horne (55)	New Nominee	— /2010	President, Hornwood, Inc., Lilesville, NC

Timothy J. Propst (46)	Director	2003/2010	Executive Vice President, Propst Construction Co., Inc., Concord, NC (utilities and soil stabilization construction)

Donald P. Scarborough (56)	Director	2004/2010	President, Treasurer and Owner, Plank Road Realty, Inc., Wadesboro, NC

John W. Shealy, Jr. (56)	Director	2003/2010	President, Capital Concrete Co., Lexington, SC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience For The Past Five Years
Joe S. Brooks (57)	Director	1997/2008	Owner and Manager, Brothers Precision Tool Company, Albemarle, NC (tool and dye machine shop)

Charles F. (“Tad”) Geschickter, III (44)	Director	2005/2008	President, ST Motorsports, Inc.; JTG Racing, Inc.; Wood Bros./JTG Racing, Inc.

Joseph R. Kluttz, Jr. (68)	Director	2005/2009	President, Albemarle Insurance Agency, Inc., 1960-Present

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience For The Past Five Years
B. Franklin Lee (55)	Director	2002/2008	Owner, Franklin Lee Farm, Norwood, NC (cotton, grain, and beef cattle)

W. Chester Lowder (58)	Director	1995/2008	Director of Livestock Program, Public Policy Division, North Carolina Farm Bureau Federation, Incorporated

John P. Murray, M.D. (65)	Director	1996/2008	Retired; previously, Physician and Owner, Albemarle Ear, Nose and Throat, Albemarle, NC

James E. Nance (55)	Director	1984/2009	President and Dealer Operator, Confederate Motors, Inc., Albemarle, NC (Chevrolet Dealership)

Emmett S. Patterson (69)	Director	2000/2009	Retired General Manager and Executive Vice President, Pee Dee Electric Membership Corporation, Wadesboro, NC

Susan J. Rourke (61)	Director	2003/2008	President, U.S. Land Management Co., Harrisburg, NC

Michael E. Snyder, Sr. (66)	Director	1984/2009	Vice President, E.J. Snyder & Co., Inc., Albemarle, NC (commission dye and finish of knit outerwear fabric)

Douglas L. Stafford (54)	Director	2003/2009	Principal, Griffin Stafford, LLC, Concord, NC (real estate development)

Emily M. Thomas (60)	Director	2000/2009	Vice President of Administration and Finance, CMH Flooring Products, Inc., Wadesboro, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Director Independence

Each member of the Company’s Board of Directors is “independent” as defined by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held seven (7) regular meetings during 2006. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Susan J. Rourke, who attended fewer than 75% due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Sixteen (16) of the Company’s eighteen (18) directors attended the 2006 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources (Compensation) Committee, a Nominating Committee and an Examining (Audit) Committee.

Human Resources Committee. The current members of the Human Resources Committee, which performs the functions of a compensation committee, are Timothy J. Propst—Chair, Henry E. Farmer, Sr., B. Franklin Lee, W. Chester Lowder, Susan J. Rourke, Donald P. Scarborough and Emily M. Thomas. All members of the Human Resources Committee are independent directors. The Human Resources Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual Board of Directors is ultimately responsible for final decisions pertaining to compensation, however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources Committee met two (2) times during 2006.

The Human Resources Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Director ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. The Human Resources Committee has adopted a formal charter which is reviewed at least annually for adequacy and which is included as Exhibit A to this proxy statement. The report of the Human Resources Committee is included on page 19 of this proxy statement.

Nominating Committee. The current members of the Nominating Committee are John P. Murray – Chair, W. Chester Lowder, James E. Nance, Emmett S. Patterson, Susan J. Rourke, Douglas L. Stafford and Hugh E. Wallace. The Nominating Committee recommended the six (6) nominees listed above for election to the Board of Directors. The Nominating Committee met two (2) times during 2006. The Nominating Committee has adopted a formal charter, which is reviewed at least annually for adequacy and which is included as Exhibit B to this proxy statement.

Recommendations of nominee candidates by shareholders for the 2008 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by December 1, 2007, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company.

Examining Committee. The current members of the Examining Committee are Joe S. Brooks – Chair, Thomas M. Hearne, Joseph R. Kluttz, Jr., John W. Shealy, Jr. and Hugh E. Wallace. Additionally, Anita E. Blair, Eugene M. Ward and Estus B. White, who are directors of Bank of Stanly, Anson Bank & Trust Company and Cabarrus Bank & Trust Company, respectively, also serve as members of the Committee. The members of the Examining Committee are both “independent” and “financially literate” under applicable standards. The Board of Directors has determined that John W. Shealy, Jr., a member of the Examining Committee, meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Examining Committee has adopted a formal charter which is reviewed at least annually for adequacy and which was included as Exhibit A to the proxy statement for the 2005 Annual Meeting.

The Examining Committee met six (6) times in 2006. The Report of the Examining Committee is included on page 21 of this proxy statement.

Director Compensation

During 2006, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

On March 1, 1994, the Company established a Directors’ Deferred Compensation Plan in accordance with the laws of the State of North Carolina under which each director could elect to defer receipt of fees for services rendered to the Company as a director during the term of his or her service by entering into a written deferred compensation election. This plan was closed to new participants in 2001; subsequently, only two directors continue to defer receipt of fees under the plan.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Robert P. Barbee (1)	$500	—	—	—	$500
Joe S. Brooks	2,000	—	—	—	2,000
Henry E. Farmer, Sr. (2)	500	—	—	—	500
Charles F. Geschickter, III	1,200	—	—	—	1,200
Thomas M. Hearne, Jr.	2,000	—	—	—	2,000
Joseph R. Kluttz, Jr.	1,600	—	—	—	1,600
B. Franklin Lee	1,400	—	—	—	1,400
W. Chester Lowder	1,100	—	—	—	1,100
John P. Murray, M.D.	1,700	—	—	—	1,700
James E. Nance	1,600	—	—	—	1,600
Emmett S. Patterson	1,000	—	—	—	1,000
Timothy J. Propst	1,800	—	—	—	1,800
Susan J. Rourke	800	—	—	—	800
Donald P. Scarborough	1,400	—	—	—	1,400
John W. Shealy, Jr.	1,800	—	—	—	1,800
Michael E. Snyder, Sr.	2,200	—	—	—	2,200
Douglas L. Stafford	1,200	—	—	—	1,200
Emily M. Thomas	1,900	—	—	—	1,900
Hugh E. Wallace	1,800	—	—	—	1,800

(1)	Resigned from the Board of Directors effective May 16, 2006.
(2)	Appointed to the Board of Directors effective May 16, 2006.

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Positions with the Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick (55)	President and Chief Executive Officer, Uwharrie Capital Corp	1983

Brendan P. Duffey (58)	Executive Vice President and Chief Operating Officer, Uwharrie Capital Corp; formerly, Vice President and General Manager, Global Knowledge Network, Inc., 1999-2004	2004

Barbara S. Williams (63)	Executive Vice President and Controller (Principal Financial Officer), Uwharrie Capital Corp	1995

Name and Age	Positions with the Company and/or Subsidiary and Prior Experience	Employed Since
Christy D. Stoner (42)	President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.; Executive Vice President of Marketing, Uwharrie Capital Corp	1991

W. D. “Bill” Lawhon, Jr. (55)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990-2002	2002

Jimmy L. Strayhorn (63)	President and Chief Executive Officer, Anson Bank & Trust Co.; formerly, Vice President and Regional Executive, BB&T, 1975-2002	2002

Patricia K. Horton (55)	Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Senior Vice President, First Charter Bank, 1972-2004	2004

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by Roger L. Dick, Brendan P. Duffey, Barbara S. Williams, Christy D. Stoner, W.D. “Bill” Lawhon, Jr., Jimmy L. Strayhorn and Patricia K. Horton (the “Named Executive Officers”) for services rendered in all capacities during the fiscal year ended December 31, 2006. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers and certain perquisites. The table below summarizes the dollar amounts of each element of compensation and for incentive stock options, the expense recognized by the Company pursuant to Statement of Financial Accounting Standards No. 123, as revised. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Roger L. Dick, President and Chief Executive Officer of the Company	2006	$222,400		$13,000	—	$11,120	$61,323	$8,455	$316,298

Brendan P. Duffey, Executive Vice President and Chief Operating Officer of the Company	2006	202,920		13,000	—	10,146	—	7,142	233,208

Barbara S. Williams, Executive Vice President and Controller of the Company (Principal Financial Officer)	2006	90,549		5,000	—	4,527	—	3,427	103,503

Virginia R. Dunn,(5) Executive Vice President and Chief Financial Officer of the Company	2006	80,600	(6)	—	—	—	—	301	80,901

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Christy D. Stoner, President and Chief Executive Officer of The Strategic Alliance Corporation, Strategic Investment Advisors, Inc. and BOS Agency, Inc.; Executive Vice President of Marketing of the Company	2006	140,780	8,500	—	7,039	11,556	5,340	173,215

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2006	123,202	—	—	6,162	—	4,524	133,888

Jimmy L. Strayhorn, President and Chief Executive Officer, Anson Bank & Trust Co.	2006	103,427	5,000	—	5,171	16,892	3,924	134,414

Patricia K. Horton, Chief Executive Officer, Cabarrus Bank & Trust Company	2006	118,411	8,000	—	5,921	—	4,274	136,606

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s Section 401(k) savings plan.
(2)	Includes all cash bonuses received for each year. At the end of each year the Company’s Board of Directors may approve the payment of annual cash bonuses to individual officers based on the Company’s results of operations and their individual performance during the year. The payment and amounts of any such bonuses are determined by the Company’s Board of Directors. In addition to discretionary cash bonuses, the Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees could receive a cash bonus (equal to 5.0% of their quarterly salary) if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.
(3)	Calculated in accordance with FAS 123R.
(4)	Includes 401(k) contributions and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Total perquisites did not exceed $10,000 for any of the Named Executive Officers.
(5)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.
(6)	Includes severance pay.

Stock Options

At the 2006 Annual Meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 157,725 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The Shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 Annual Meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 97,308 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2006. The following table sets forth information regarding estimated future payouts under the Company’s quarterly incentive plan during the fiscal year ending December 31, 2006.

GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units	All other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold	Target	Maximum
Roger L. Dick	—	—	$11,120	—	—	—	—

Brendan P. Duffey	—	—	10,146	—	—	—	—

Barbara S. Williams	—	—	4,527	—	—	—	—

Virginia R. Dunn(1)	—	—	—	—	—	—	—

Christy D. Stoner	—	—	7,039	—	—	—	—

W.D. “Bill” Lawhon, Jr.	—	—	6,162	—	—	—	—

Jimmy L. Strayhorn	—	—	5,171	—	—	—	—

Patricia K. Horton	—	—	5,921	—	—	—	—

(1)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2006. All of the Company’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying all outstanding stock options, and the exercise prices associated with each option grant, have been adjusted for the effect of annual 3% stock dividends.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, all columns in the table below pertaining to restricted stock or long-term compensation have been omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Roger L. Dick	21,279 66,538	— —	— —	$4.44 4.47	Apr. 21, 2008 Nov. 29, 2009

Brendan P. Duffey	30,213	45,320	—	5.67	May 19, 2014

Barbara S. Williams	7,601 16,358	— —	— —	4.44 4.47	Apr. 21, 2008 Nov. 29, 2009

Virginia R. Dunn(1)	—	—	—	—	—

Christy D. Stoner	7,601 85,353	—	—	4.44 4.47	Apr. 21, 2008 Nov. 29, 2009

W.D. “Bill” Lawhon, Jr.	22,482	—	—	4.89	Nov. 18, 2012

Jimmy L. Strayhorn	50,920	12,730	—	4.89	Nov. 18, 2012

Patricia K. Horton	—	—	—	—	—

(1)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.

Ms. Williams was the only Named Executive Officer that exercised stock options during the fiscal year ended December 31, 2006. Ms. Williams exercised stock options covering 12,277 shares of the Company’s common stock on March 31, 2006 at an exercise price of $2.26 per share.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Roger L. Dick	—	—	—	—

Brendan P. Duffey	—	—	—	—

Barbara S. Williams	12,277	$45,977	—	—

Virginia R. Dunn(1)	—	—	—	—

Christy D. Stoner	—	—	—	—

W.D. “Bill” Lawhon, Jr.	—	—	—	—

Jimmy L. Strayhorn	—	—	—	—

Patricia K. Horton	—	—	—	—

(1)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.

Employee Stock Ownership Plan

On January 1, 1999, the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective. Under the ESOP, all full-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for six months and have attained the age of 18, and all part-time employees who have been employed by the Company or any of its direct or indirect subsidiaries for 12 months and have attained the age of 18, are eligible to participate. Pursuant to the ESOP, 320,612 dividend-adjusted shares are held in trust, with Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams as trustees.

Supplemental Retirement Plan

The Company has implemented a Supplemental Retirement Plan for the Named Executive Officers listed in the Pension Benefits table below. Plans such as the Supplemental Retirement Plan are becoming increasingly common in the banking industry. The reason is that caps on qualified plan contributions and distributions, as well as Social Security, often limit bank executives’ retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. Arrangements such as the Supplemental Retirement Plan can remedy the shortfall in executive retirement compensation and deliver retirement benefits commensurate with the bank executives’ final pay. The Supplemental Retirement Plan is unfunded, but requires the Company to accrue an amount of benefits to be paid to the participants upon retirement. In the event the Mr. Dick, Ms. Stoner or Mr. Strayhorn suffers a termination of service following a “change in control” of the Company, they will be entitled to the change in control benefits provided for under the plan. As of December 31, 2006, the present values of these benefits were $741,727, $212,862 and $164,945 for Mr. Dick, Ms. Stoner and Mr. Strayhorn, respectively. The following table presents information regarding the Supplemental Retirement Plan.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Roger L. Dick	Sup. Exec. Retirement	23	$498,971	-0-

Brendan P. Duffey(1)	Sup. Exec. Retirement	—	-0-	-0-

Barbara S. Williams	Sup. Exec. Retirement	—	-0-	-0-

Virginia R. Dunn(2)	Sup. Exec. Retirement	—	-0-	-0-

Christy D. Stoner	Sup. Exec. Retirement	15	127,587	-0-

W.D. “Bill” Lawhon, Jr. (1)	Sup. Exec. Retirement	—	-0-	-0-

Jimmy L. Strayhorn	Sup. Exec. Retirement	4	142,600	-0-

Patricia K. Horton(1)	Sup. Exec. Retirement	—	-0-	-0-

(1)	The Company is in the process of implementing the participation of Messrs. Duffey, Lawhon and Ms. Horton in the Supplemental Executive Retirement Plan, however, as of December 31, 2006, such implementation had not yet occurred.

(2)	Ms. Dunn was employed with the Company from September 1, 2005 through March 16, 2006.

To offset the accruals, the Company has purchased life insurance policies on certain of its executive officers. The death benefits of these life insurance policies are designed to pay the Company for the cost of the premiums and accruals for the retirement payments.

The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick, Christy D. Stoner and Jimmy L. Strayhorn. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive, with the executive’s designated beneficiary receiving 85% of the difference between the total proceeds of the policy and the policy’s cash value. As of December 31, 2006, the survivor’s benefit to the named beneficiaries of Mr. Dick, Ms. Stoner and Mr. Strayhorn were $2,372,016, $1,073,231 and $377,725, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis is intended to assist in understanding the factors underlying the Company’s compensation policies for its associates and executive officers.

A.	What are the objectives of the Company’s compensation programs?

To pay associates, including executive management, fair and competitive market wages and to allow such individuals to participate in ownership of the Company. The Company cannot afford “employees,” rather, the Company’s goal is to have “associates” who think and work like “owners.” Our desire is to create an ownership mindset among all of our associates, making them true partners in our Company to ensure its continued service to the communities we serve.

B.	What are the compensation programs of the Company designed to reward?

The compensation programs are designed to reward “team” goals that drive value for the Company’s shareholders, customers, associates, community and region, including return on assets (ROA), return on equity (ROE), overhead and cost control, loan loss reserve management and asset quality. Compensation is also tailored for individual, job-oriented goals, but not at the expense of discouraging associates from performing as “team players.” The Company strives to balance team and individual goals, with weighting allocated more heavily to team goals. The Company believes that a part of total compensation should consist of incentive pay. For the Company’s executive officers, individual goals tend to be oriented towards the creation of long-term, rather than short-term, value.

C.	What elements of compensation are utilized by the Company?

The Company utilizes the following elements of compensation:

•	Base salary

•	Cash incentive compensation paid on a quarterly basis

•	Annual performance bonuses

•	Life and health insurance benefits

•	Equity awards in the form of stock options

•	Retirement (401(k)) and supplemental retirement plan benefits

•	Perquisites including country club dues and use of company vehicles

D.	Why does the Company choose to pay each of these elements of compensation?

Base salary compensation is paid because it is a traditional and well-proven tool to attract and retain associates, especially in the financial services sector. Base salaries are the form of compensation best suited to provide associates with the means to support a base standard of living.

Payment of compensation in the form of base salary also allows the Company to accurately budget for this element of compensation expense. The Company believes that base salaries temper incentive compensation by providing a major element of compensation that is not tied to the Company’s financial performance. This fosters teamwork and encourages management and associates to operate the Company in a safe and sound manner even when incentive goals may prove unattainable. The Company believes that it would not be equitable, practical or prudent to pay 100% of executive compensation or any other employee’s in the form of incentive compensation.

An annual cash incentive bonus, equating to 5% of each associate’s annual salary, is tied to the attainment of the Company’s quarterly budget goals and paid quarterly (1.25%). In addition, on an annual basis, a discretionary cash performance incentive for certain positions is also considered. This discretionary incentive is contingent upon the Company’s overall performance, the individual’s effect on Company performance, as well as attainment of individual goals.

Cash incentive plan compensation is included as an element of overall compensation in order to reward employees above and beyond their base salaries when the Company’s quarterly performance and profitability exceed established budget targets. The inclusion of cash incentive compensation encourages management and associates to be more creative, diligent and exhaustive in managing the Company to achieve specified financial goals.

The Company chooses to include equity awards in the form of incentive stock options because equity based awards are the element of compensation that is most effective in aligning the financial interests of management with those of shareholders and because incentive stock options are a traditional and well-proven element of compensation among community banks and bank holding companies.

The Company believes that incentive stock options that include a vesting schedule and which lapse prior to the specified option termination date in the event of a separation from service are a very effective tool in promoting the long-term retention of executive management.

The Company has implemented a 401(k) plan to provide a tax-advantaged method of saving for retirement. The Company offers a 401(k) plan because such plans are reasonably inexpensive to administer and virtually every financial institution offers this benefit. The Company believes that 401(k) plans provide an excellent mechanism for employees to plan for their retirement.

The Company has also adopted a Supplemental Executive Retirement Plan to provide designated members of its executive management team with supplemental retirement income in the event that they remain employed by the Company until a specified retirement age. This element of compensation is designed to promote long-term retention and has been provided to the participants because they have substantial experience with the Company’s operations and have contributed significantly to the growth it has experienced since inception. The loss of the services of these designated participants would likely have a material adverse effect on the Company’s operations and, therefore, their retention is considered critical to protecting and enhancing shareholder value.

The final element of compensation utilized by the Company consists of life and health insurance benefits and perquisites including club dues and automobile usage. The Company has elected to use this element of compensation because it is necessary to offer benefits of this nature in order to attract and retain qualified executives and because perquisites such as club dues and automobile usage assist executive management in promoting the interests of the Company.

E.	How does the Company determine the amount of each element of compensation?

To establish base salaries, the Company assesses independent industry surveys obtained from the North Carolina Bankers Association, SNL Securities and from independent third party compensation consultants to ensure that compensation is fair and competitive.

Cash incentive compensation is determined based on the Company’s attainment of quarterly budget goals for profitability. For 2006, the Company set a net income goal of $2,188,000. Incentive bonuses were paid to all of the Company’s associates, including each member of executive management for each of the four fiscal quarters of 2006, based on the Company’s attainment of this profitability goal. Incentive payments under this plan aggregate approximately 5% of annual base salary in the event that profitability goals are met. Year end bonus amounts are a function of profitability and performance, and determined based on the individuals’ contribution to meeting the company’s overall performance objectives.

In making grants of equity-based awards, the Company is limited to the pool of shares authorized by the shareholders for issuance upon the exercise of stock options under its stock option plans. All stock option plans of the Company have been approved by the shareholders and the pool of plan shares cannot be increased without further shareholder approval. Exercise prices for such stock options are set at fair market value as of the time of grant.

The Human Resources Committee of the Board of Directors decides the timing, distribution and amount of all stock option grants, taking into consideration the contributions and responsibilities of the optionee. There were no stock options granted to the Named Executive Officers during 2006. When stock options are granted, they are subject to a vesting period of 5 years. The life span of all stock options is limited to ten years by the terms of the Company’s stock option plan. The Company believes that this promotes employee retention, maximizes the effectiveness of stock options as an incentive tool and aligns management’s financial interests with the long-term interests of shareholders.

F.	How does each element of compensation, and the Company’s decisions regarding that element, fit into the Company’s overall objectives and affect decisions regarding the other elements?

The Human Resources Committee benchmarks total compensation for the Company’s executives against that of executives in similar positions in comparative companies. The Committee’s desire is to convey to the Company’s associates and shareholders that it is a good steward of the Company’s resources and that it practices fairness and competitiveness in administering the Company’s compensation programs.

Report of the Human Resources Committee

The Human Resources Committee has discussed the Compensation Discussion and Analysis, and has recommended to the Board of Directors that that disclosure be included in this proxy statement.

This report is submitted by the Human Resources Committee:

Timothy J. Propst – Chair
Henry E. Farmer, Sr.	Susan J. Rourke
B. Franklin Lee	Donald P. Scarborough
W. Chester Lowder	Emily M. Thomas

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources Committee is now, or formerly was, an officer or employee of the Company or any of its direct or indirect subsidiaries.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent accountants for 2007, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2006 and 2005.

All services rendered by Dixon Hughes PLLC during 2006 and 2005 were subject to pre-approval by the Examining Committee.

AUDIT FEES

Category	Amount Paid 2006	Amount Paid 2005
Audit Fees:	$116,375	$67,255
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	23,150	18,150
Attest services related to benefit plans and routine accounting consultations
Tax Services:	17,575	12,175
Corporate tax compliance and tax-related advisory services
All Other Fees:	-0-	-0-

Total Fees Paid:	$157,100	$97,580

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2006, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2007.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

This report is submitted by the Examining Committee:

Joe S. Brooks – Chair

Thomas M. Hearne

Joseph R. Kluttz, Jr.

John W. Shealy, Jr.

Hugh E. Wallace

Anita E. Blair (Bank of Stanly representative)

Eugene M. Ward (Anson Bank & Trust Co. representative)

Estus B. White (Cabarrus Bank & Trust Company representative)

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2008 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than November 22, 2007, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2008 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2008 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

UWHARRIE CAPITAL CORP

HUMAN RESOURCES COMMITTEE CHARTER

Purpose

The Human Resources Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers. The Committee has overall responsibility for establishing corporate goals and objectives relevant to determining director and executive officer compensation and for evaluating and approving or recommending for approval to the Board the director and officer compensation plans, policies and programs of the Company. In discharging its responsibility, the Committee shall, on an annual basis: (i) review and report on the performance of the President and Chief Executive Officer (the “CEO”); (ii) review and recommend all elements and amounts of CEO compensation; (iii) review and recommend Board and committee compensation; (iv) approve compensation of other executive officers; and (v) review and recommend any management incentive compensation plans.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. The composition of the Committee’s membership shall reflect each of the Company’s primary market areas of Stanly County, Anson County and Cabarrus County. Each member of the Committee shall: (i) be “independent” as defined by applicable rules and regulations promulgated under the Securities Exchange Act of 1934; and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Board members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate and reasonably necessary. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall set corporate goals and objectives relevant to director and executive officer compensation. In setting these goals and objectives, the Committee should consider, at a minimum, the Company’s performance and relative shareholder return. The Committee shall annually review and evaluate the corporate goals and objectives and amend such goals in its discretion.

The Committee shall have the responsibility to review the performance of the CEO on an annual basis in light of the corporate goals and objectives. The Committee shall report its findings concerning the performance of the CEO to the Board, and shall make recommendations to the Board based on its findings.

The Committee shall have the responsibility to review all forms of compensation received by the CEO and the amounts thereof. The Committee shall also have the responsibility of recommending to the Board for approval any changes in form or amount of compensation received by the CEO.

The Committee shall have the responsibility of reviewing and recommending for approval changes, if any, of, the compensation paid to Board members for their service on the Board and any committees thereof.

The Committee shall have the responsibility of approving the form and amount of compensation received by executive officers other than the CEO. The Committee may solicit and accept, reject or modify the recommendation of the CEO with respect to the compensation of other executive officers.

The Committee shall have the responsibility of reviewing any management incentive compensation plan, in effect or contemplated. The Committee shall also have the responsibility of recommending for approval the adoption of or any changes to any management incentive compensation plan. The Committee shall also be responsible for administering any incentive stock option plan adopted by the Company and approved by its shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

Exhibit B

UWHARRIE CAPITAL CORP

NOMINATING COMMITTEE CHARTER

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards; and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval. Committee members may be removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other associates of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article IV, Section 4 of the Company’s bylaws. The Committee shall have the power to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

APPOINTMENT OF PROXY SHEET

IMPORTANT - PLEASE RETURN THIS APPOINTMENT OF PROXY

PROMPTLY IN THE ENVELOPE PROVIDED IN ORDER TO:

(1)	VOTE YOUR SHARES on the two proposals of business below.
(2)	MAKE A DINNER RESERVATION on the back of this sheet.
(3)	INDICATE ANY QUESTION OR COMMENT on the back of this sheet that you would like management to address.

IMPORTANT: PLEASE REMEMBER TO SIGN YOUR NAME(S). WE CANNOT COUNT YOUR VOTES IF THE PROXY SHEET IS NOT PROPERLY SIGNED.

(1) VOTE YOUR SHARES AND SIGN ON THE REVERSE SIDE

REVOCABLE PROXY

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 6, 2007 at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 6:30 p.m. on May 8, 2007 and at any adjournments thereof:

PROPOSAL 1 -	ELECTION OF DIRECTORS: Proposal to elect six (6) directors of Uwharrie Capital Corp, each for three (3) year terms or until their successors are duly elected and qualified.

	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as indicated otherwise below)	to vote for all nominees listed below

	Nominees:	Three Year Terms: Henry E. Farmer, Sr., Thomas M. Hearne, Jr., Charles D. Horne, Timothy J. Propst, Donald P. Scarborough and John W. Shealy, Jr.

	(Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided.)

PROPOSAL 2 -	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007.

FOR AGAINST ABSTAIN

OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

The shares represented by this Appointment of Proxy will be voted by the proxies in accordance with the specific instructions noted. In the absence of instructions, the proxies will vote such shares “FOR” the election of each of the nominees listed in Proposal 1 above and “FOR” Proposal 2 above. If, at or before the time of the meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees. This Appointment of Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and requesting the right to vote in person.

Page Two	APPOINTMENT OF PROXY SHEET

(2) DINNER RESERVATION: Please indicate whether or not you plan to attend the dinner.

All shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting at the 2007 Annual Meeting of Shareholders to be held Tuesday, May 8, 2007, at the Stanly County Agri-Civic Center, one mile west of Albemarle, North Carolina, on Highway 24/27. The dinner will begin at 5:00 p.m.

Yes,	I (we) will attend the dinner; # attending

Please print name(s) of person(s) attending
(L A B E L)

No,	I (we) cannot attend the dinner.

(3) QUESTIONS AND/OR COMMENTS FOR MANAGEMENT:

Telephone:	Work	Home

Email Address:

	Date:	, 2007

(LABEL)
(Signature)

(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy sheet. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

THIS ENTIRE APPOINTMENT OF PROXY SHEET IN THE ENCLOSED ENVELOPE

(Uwharrie Capital Corp – Appointment of Proxy Sheet 2007)